UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2016
  SunEdison, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

13736 Riverport Dr. Maryland Heights, Missouri 63043 (Address of principal executive offices) (Zip Code)

(314) 770-7300 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04    Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On March 24, 2016, SunEdison, Inc. (the “Company”) delivered a blackout notice (the “Notice”) to its directors and executive officers informing them of a temporary suspension of contributions to the SunEdison Stock Fund (the “Stock Fund”) in the SunEdison Retirement Savings Plan (the “Plan”), as a result of the announced delayed filing of the Company’s fiscal 2015 Annual Report on Form 10-K (the “Annual Report”) with the Securities and Exchange Commission (the “SEC”).

During the blackout period, Plan participants will temporarily be unable to invest contributions to the Plan in the Stock Fund or transfer any amount from any other investment option into the Stock Fund. The blackout period will continue until the Company has filed its Annual Report and is current in its required SEC filings.

A copy of the Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The Company provided the Notice to its directors and executive officers in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of the SEC’s Regulation BTR. The Company was not able to provide advance notice of the blackout period to its executive officers and directors due to events and circumstances beyond the Company’s reasonable control.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit 99.1	Blackout Notice dated March 24, 2016, as provided to directors and executive officers of SunEdison, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNEDISON, INC.
Date:	March 24, 2016	By:	/s/ Martin H. Truong
Name: Martin H. Truong Title: Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.            Description

Exhibit 99.1	Blackout Notice dated March 24, 2016, as provided to directors and executive officers of SunEdison, Inc.